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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 8, 2005, relating to the consolidated financial statements and financial statement schedule of Tenneco Automotive Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph related to a change in accounting for goodwill and intangible assets upon adoption of Statement of Financial Accounting Standards No. 142) and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Tenneco Automotive Inc. for the year ended December 31, 2004. We also consent to the reference to us under the headings "Selected Historical Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche, LLP
Chicago, Illinois
March 31, 2005